Exhibit 1.1

UNDERWRITING AGREEMENT

May 24, 2016

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Citigroup Global Markets Inc.

Morgan Stanley & Co. LLC

As Representatives of the several Underwriters

c/o Merrill Lynch, Pierce, Fenner & Smith

Incorporated
One Bryant Park
New York, New York 10036

Ladies and Gentlemen:

Introductory. Spirit AeroSystems, Inc., a Delaware corporation (the “Company”) and a wholly-owned subsidiary of Spirit AeroSystems Holdings, Inc., a Delaware corporation (the “Parent”), proposes to issue and sell to the several Underwriters named in Schedule A (the “Underwriters”), acting severally and not jointly and for whom you (the “Representatives”) are acting as representatives, the respective amounts set forth in such Schedule A of $300,000,000 aggregate principal amount of the Company’s 3.850% Senior Notes due 2026 (the “Notes”).

The Securities (as defined below) will be issued pursuant to an indenture (the “Indenture”) to be dated as of the Closing Date (as defined below), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).  Certain terms of the Securities will be established pursuant to the Indenture.  The Notes will be issued only in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a letter of representations, to be dated on or before the Closing Date (as defined in Section 2 hereof) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.

The payment of principal of, premium, if any, and interest on the Notes will be fully and unconditionally guaranteed on a senior unsecured basis by (i) the Parent, (ii) the Company’s subsidiaries listed on Schedule B hereto and (iii) any subsidiary of the Company formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and their respective successors and assigns (the entities described in clauses (ii) and (iii), collectively, the “Subsidiary Guarantors” and, together with the Parent, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities.”

In connection with the offering of the Securities, the Company will conduct a cash tender offer (the “Tender Offer”) for any and all of the Company’s 6¾% Senior Notes due 2020 (the “2020 Notes”) upon the terms and subject to the conditions set forth in that certain Offer to Purchase dated May 24, 2016 (the “Offer to Purchase”).

The Company and the Guarantors are party to a credit agreement, dated as of April 18, 2012, as amended from time to time (the “Credit Facility”), by and among the Company, as borrower, the Parent, as parent guarantor, and the other guarantors named therein and Bank of America, N.A., as successor administrative agent, and the other agents and lenders party thereto.

The Company will use a portion of the net proceeds of the offering (i) to fund the Tender Offer, (ii) to, at its option, redeem or repurchase the 2020 Notes that remain outstanding after the consummation of the Tender Offer and (iii) to pay related premiums, fees and expenses incurred in connection with the foregoing.

This Agreement, the DTC Agreement, the Securities and the Indenture are referred to herein as the “Transaction Documents.”

The Company and the Guarantors hereby confirm their agreements with the Underwriters as follows:

SECTION 1.                                 Representations and Warranties.  Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Underwriter that, as of the date hereof and as of the Closing Date:

(a)                                 The Company and Parent have prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-211423), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Securities.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, at each time of effectiveness under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B or 430C under the Securities Act or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), is called the “Registration Statement.”  Any preliminary prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b), together with the Base Prospectus, is hereafter called a “Preliminary Prospectus.”  The term “Prospectus” shall mean the final prospectus relating to the Securities, including the Base Prospectus and the final prospectus supplement relating to the Securities as filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Parent filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.

(b)                                 Compliance with Registration Requirements.  The Commission has not issued any order or notice preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering have been instituted or to the knowledge of the Company and the Guarantors, are threatened by the Commission.

The most recent Preliminary Prospectus (as defined below) conforms on the date hereof and the Prospectus when filed will conform in all material respects to the requirements of the Securities Act.  Each of the Registration Statement and any post-effective amendment thereto, at each time of effectiveness, conforms and will conform in all material respects with the requirements of the Securities Act.

The Registration Statement did not and will not, at each time of effectiveness, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and, at the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Preliminary Prospectus or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Representatives consists of the information described as such in Section 7(b) hereof.

The documents incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, when the most recent Preliminary Prospectus or the Prospectus, as applicable, became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act.  Any further documents so filed and incorporated by reference in the most recent Preliminary Prospectus and the Prospectus or any further amendment or supplement thereto, when the most recent Preliminary Prospectus or the Prospectus, as applicable, become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Exchange Act.  All documents incorporated or deemed to be incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, as of their respective dates, when taken together with the other information in the Disclosure Package, at the Applicable Time and, when taken together with the other information in the Prospectus, at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)                                  Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement and (ii) at the Applicable Time (with such date and time being used as the determination date for purposes of this clause (iv)), the Parent was and is a “well-known seasoned issuer” (as defined in Rule 405 promulgated under the Securities Act (“Rule 405”)) and was and is eligible to use Form S-3 for the offering of the Securities, including not being an “ineligible issuer” (as defined in Rule 405).

(d)                                 Disclosure Package.  The term “Disclosure Package” shall mean (i) the most recent Preliminary Prospectus filed with the Commission pursuant to Rule 424(b) prior to or on the date hereof (including for purposes of this Agreement, any amendment thereto or documents incorporated by reference therein prior to or on the date of this Agreement) (the “most recent Preliminary Prospectus”), (ii) the issuer free writing prospectuses as defined in Rule 433 of the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule C hereto, (iii) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package and (iv) the Final Term Sheet (as defined herein), which also shall be identified in Schedule C hereto.  As of 2:18  p.m. (Eastern time) on the date of this Agreement (the “Applicable Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(e)                                  Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus, as of its issue date will not include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package or the Prospectus.  If at any time following the date hereof there occurs an event or development as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information contained in the Registration Statement, the Disclosure Package or the Prospectus, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  Any Issuer Free Writing Prospectus not identified on Schedule C, when taken together with the Disclosure Package, did not, as of the Applicable Time and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing three sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(f)                                   Distribution of Offering Material by the Company and the Guarantors.  None of the Company or any Guarantor has distributed or will distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus reviewed and consented to by the Representatives, such consent not to be unreasonably withheld and being deemed to have been given with respect to the Issuer Free Writing Prospectuses, if any, identified on Schedule C hereto.

(g)                                  The Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors.

(h)                                 No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)                                     Authorization of the Notes and the Guarantees.  The Notes to be purchased by the Underwriters from the Company will on the Closing Date be in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or to general equitable principles and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes on the Closing Date will be in the respective forms contemplated by the Indenture and have been duly authorized for issuance pursuant to this Agreement and the Indenture; the Guarantees of the Notes, at the Closing Date, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and issued and delivered against payment of the purchase price therefor, the guarantees of the Notes will constitute valid and binding agreements of the Guarantors, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or to general equitable principles and will be entitled to the benefits of the Indenture.

(j)                                    Indenture.  The Indenture has been duly qualified under the Trust Indenture Act.  The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and the Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or to general equitable principles.

(k)                                 Description of the Securities and the Indenture.  The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Disclosure Package under the captions “Description of Senior Notes” and “Description of Debt Securities”.

(l)                                     No Material Adverse Change.  Except as otherwise disclosed in the Disclosure Package (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto):  (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, or operations, of the Parent, the Company and their subsidiaries, considered as one entity (any such change is called a “Material Adverse Change”) and (ii) there has been no dividend or distribution of any kind declared, paid or made by the Parent, the Company or any of the Guarantors on any class of capital stock or repurchase or redemption by the Parent, the Company or any of its subsidiaries of any class of its capital stock, except for dividends paid to the Parent, the Company or other subsidiaries of the Company.

(m)                             Independent Accountants.  (i) Ernst & Young LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for the fiscal years ended December 31, 2015 and 2014 incorporated by reference in the Disclosure Package is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board, and any non-audit services provided by Ernst & Young LLP to the Company or any of the Guarantors have been approved by the Audit Committee of the Board of Directors of the Parent and (ii) PricewaterhouseCoopers LLP, which expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) for the fiscal year ended December 31, 2013 incorporated by reference in the Disclosure Package is an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules of the Public Company Accounting Oversight Board.

(n)                                 Preparation of the Financial Statements.  The financial statements, together with the related schedules and notes, incorporated by reference in the Disclosure Package present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Disclosure Package fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o)                                 Incorporation and Good Standing of the Parent, the Company and their Subsidiaries.  Each of the Parent, the Company and their subsidiaries has been duly incorporated or formed, as applicable, and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has corporate, partnership or limited liability company, as applicable, power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and, in the case of the Company and the Guarantors, to enter into and perform its obligations under any of the Transaction Documents to which it is a party.  Each of the Parent, the Company and each of their subsidiaries is duly qualified as a foreign corporation, limited partnership or limited liability company, as applicable, to transact business and is in good standing or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock or other ownership interest of each subsidiary (other than Taikoo Spirit AeroSystems Composite Co. Ltd. and Kansas Industrial Energy Supply Company, as to which no representation is made) has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Parent or the Company, as applicable, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except as disclosed in the Disclosure Package.

(p)                                 Capitalization and Other Capital Stock Matters.  At March 31, 2016, on a consolidated basis, after giving pro forma effect to the issuance and sale of the Securities pursuant hereto, the Parent would have a capitalization as set forth in the Disclosure Package under the caption “Capitalization” (other than for subsequent issuances of capital stock, if any, pursuant to employee benefit plans described in the Parent’s Proxy Statement on Schedule 14A filed with the Commission on March 28, 2016 or upon exercise of outstanding options described in such Proxy Statement).  All of the issued and outstanding capital stock of the Parent, the Company and each of their subsidiaries has been duly authorized and validly issued, are fully paid and nonassessable.

(q)                                 Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Parent, the Company and their subsidiaries is (i) in violation of its charter, bylaws or other constitutive document or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Parent, the Company or any of their subsidiaries is a party or by which it or any of them may be bound (including, without limitation, the Credit Facility, Spirit AeroSystems Malaysia’s term loan facility, the Company’s capital leases, the Company’s 5¼% Senior Notes due 2022, the 2020 Notes, or to which any of the property or assets of the Parent, the Company or any of their subsidiaries is subject

(each, an “Existing Instrument”), except, in the case of clause (ii) above, for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The Company’s and the Guarantors’ (to the extent party thereto) execution, delivery and performance of this Agreement, the DTC Agreement and the Indenture, and the issuance and delivery of the Securities, and consummation of the transactions contemplated hereby and thereby and by the Disclosure Package (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter, bylaws or other constitutive document of the Parent, the Company or any of the Guarantors, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Parent, the Company or any of the Guarantors pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Parent, the Company or any of their subsidiaries, except, in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, result in a Material Adverse Change.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the Company’s and the Guarantors’ (to the extent party thereto) execution, delivery and performance of this Agreement, the DTC Agreement or the Indenture, or the issuance and delivery of the Securities, or consummation of the transactions contemplated hereby and thereby and by the Disclosure Package, except such as have been obtained or made by the Parent, the Company or any Guarantor and are in full force and effect.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Parent, the Company or any of their subsidiaries.

(r)                                    No Material Actions or Proceedings.  Except as disclosed in the Disclosure Package, there are no legal or governmental actions, suits or proceedings pending or, to the Parent’s or the Company’s knowledge, threatened (i) against or affecting the Parent, the Company or any of their subsidiaries or (ii) which has as the subject thereof any property owned or leased by, the Parent, the Company or any of their subsidiaries, in each case of (i) and (ii) which could reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement.

(s)                                   Intellectual Property Rights.  The Parent, the Company and their subsidiaries own, possess, can acquire on reasonable terms or otherwise have the right to use sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses substantially as now conducted.  Neither the Parent, the Company nor any of their subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict could reasonably be expected to result in a Material Adverse Change.

(t)                                    All Necessary Permits, etc.  (i) The Parent, the Company and each of their subsidiaries possess such valid and current material certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to own, lease and operate their properties and to conduct their respective businesses, and (ii) neither the Parent, the Company nor any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, in each case of (i) and (ii) which, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Change.

(u)                                 Title to Properties.  The Parent, the Company and each of their subsidiaries has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(n) hereof (or elsewhere in the Disclosure Package), except for any tooling owned by customers which is required by GAAP to be shown as owned by the Parent or any of its subsidiaries, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except as disclosed in the Disclosure Package and except as would not reasonably be expected to result in a Material Adverse Change.  Except as disclosed in the Disclosure Package, the real property, improvements, equipment and personal property held under lease by the Parent, the Company or any of their subsidiaries are held under valid and enforceable leases, with such exceptions as would not reasonably be expected to result in a Material Adverse Change.

(v)                                 Tax Law Compliance.  The Parent, the Company and their subsidiaries have filed or caused to be filed all federal and material state and foreign income and franchise tax returns required to be filed by them, other than those filings being contested in good faith, and have paid all material taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except in the case in which failure to so file or pay would not reasonably be expected to result in a Material Adverse Change.  The Parent and the Company have made adequate charges, accruals and reserves in accordance with GAAP in the applicable financial statements referred to in Section 1(n) hereof in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Parent, the Company or any of their subsidiaries has not been finally determined.

(w)                               Company and Guarantors Not an “Investment Company.”  None of the Company or any of the Guarantors is, or upon receipt of payment for the Securities will be, an “investment company” within the meaning of the Investment Company Act, as amended, including the rules and regulations of the Commission promulgated thereunder (“Investment Company Act”).

(x)                                 Insurance.  Each of the Parent, the Company and their subsidiaries are insured with policies in such amounts and with such deductibles and covering such risks as the Parent and the Company generally deem adequate for their businesses.  The Parent and the Company have no reason to believe that they or any of their subsidiaries will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(y)                                 No Price Stabilization or Manipulation.  None of the Company or any of the Guarantors has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(z)                                  Solvency.  The Company and the Guarantors, on a consolidated basis, are, and immediately after the Closing Date will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iii) such person does not have unreasonably small capital.

(aa)                          Compliance with Sarbanes-Oxley.  The Parent, the Company and their subsidiaries and their respective officers and directors are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(bb)                          Accounting System.  The Parent, the Company and their subsidiaries maintain a system of accounting controls that is in compliance with the Sarbanes-Oxley Act and is sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement and the Disclosure Package fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(cc)                            Disclosure Controls and Procedures.  The Parent has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Parent and its subsidiaries is made known to the chief executive officer and chief financial officer of the Parent, by others within the Parent or any of its subsidiaries, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Parent’s auditors and the Audit Committee of the Board of Directors of the Parent have been advised of :  (i) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Parent’s ability to record, process, summarize, and report financial data; and (ii) any fraud that involves management or other employees who have a role in the Parent’s internal controls; and except as disclosed in the Disclosure Package since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(dd)                          Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders or other affiliates of the Company or any of its subsidiaries, on the other, that are required to be described in the Disclosure Package or the Prospectus that have not been described as required.

(ee)                            Regulations T, U, X.  None of the Company or any of the Guarantors nor any of their respective subsidiaries nor anyone authorized to act on their behalf has taken, and none of them will take, any action that causes this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ff)                              Compliance with and Liability Under Environmental Laws.  Except as disclosed in the Disclosure Package or as would not, individually or in the aggregate reasonably be expected to result in a Material Adverse Change  (after giving effect to existing agreements with third parties), none of the Parent nor any of its subsidiaries:  (i) is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign under any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws, (v) is conducting or paying for, in whole or in part, any investigation, response or other corrective action pursuant to any Environmental Law at any site or facility or (vi) is subject to any claim, action or cause of action relating to any Environmental Laws or is aware of any pending investigation which might lead to such a claim.

For purposes of this Agreement, “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna. “Environmental Laws” means the common law and all federal, state, local and foreign laws or regulations, ordinances, codes, orders, decrees, judgments and injunctions issued, promulgated or entered thereunder, relating to pollution or protection of the Environment or human health to the extent related to exposure to Materials of Environmental Concern, including without limitation, those relating to (i) the Release or threatened Release of Materials of Environmental Concern; and (ii) the manufacture, processing, distribution, use, generation, treatment, storage, transport, handling or recycling of Materials of Environmental Concern.  “Materials of Environmental Concern” means any substance, material, pollutant, contaminant, chemical, waste, compound, or constituent, in any form, including without limitation, petroleum and petroleum products, subject to regulation or which can give rise to liability under any Environmental Law.  “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

(gg)                            ERISA Compliance.  The Parent, the Company and their subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Parent, the Company, their subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and, to the knowledge of the Parent and the Company each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Parent, the Company, their subsidiaries or an ERISA Affiliate contributes (a “Multiemployer Plan”) is in compliance in all material respects with ERISA.  “ERISA Affiliate” means, with respect to the Parent, the Company or one of their subsidiaries, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Parent, the Company or such subsidiary is a member.  No “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Parent, the Company, their subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) which would, individually or in the aggregate, be reasonably be likely to result in a Material Adverse Change.  Neither the Parent, the Company, their subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code which, in each case of (i) and (ii) would, individually or in the aggregate, be reasonably be likely to result in a Material Adverse Change.  To the knowledge of the Parent and the Company each “employee benefit plan” established or maintained by the Parent, the Company, their subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(hh)                          Compliance with Labor Laws.  Except as disclosed in the Disclosure Package or as would not, individually or in the aggregate, result in a Material Adverse Change, (i) there is (A) no unfair labor practice complaint against the Parent, the Company or any of their subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements, against the Parent, the Company or any of their subsidiaries, and to the knowledge of the Parent and the Company, no such complaint, grievance or arbitration proceeding, as the case may be, is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage against the Parent, the Company or any of their subsidiaries and to the knowledge of the Parent and the Company, no such strike, labor dispute, slowdown or stoppage is pending or threatened; and (C) to the Company’s knowledge, no union representation petition or proceeding existing with respect to the employees of the Parent, the Company or any of their subsidiaries and, to the Parent’s or the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws.

(ii)                                  No Unlawful Contributions or Other Payments.  Neither the Parent, the Company nor any of their subsidiaries nor, to the knowledge of the Parent and the Company, any director, officer, agent, employee or affiliate of the Parent or the Company or any of their subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or any other applicable anti-bribery or anti-corruption laws, and the Parent, the Company and their subsidiaries and to the knowledge of the Parent and the Company, entities in which the Company owns equity interests (other than Taikoo Spirit AeroSystems Composite Co., Ltd.), have conducted their businesses in compliance with the FCPA or any other applicable anti-bribery and anti-corruption laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(jj)                                No Conflict with Money Laundering Laws.  The operations of the Parent, the Company and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent, the Company or any of their subsidiaries with respect to the Money Laundering Laws presently exists or, to the knowledge of the Parent or the Company, is pending or threatened.

(kk)                          No Conflict with Sanctions Laws.  Neither the Parent, the Company nor any of their subsidiaries nor, to the knowledge of the Parent and the Company, any director, officer, agent, employee, affiliate or representative of the Parent or the Company or any of their subsidiaries is an individual or entity (“Person”) currently subject or target of any sanctions administered by or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Parent or the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the

Parent and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (i) to fund any activities of or business with any Person that, at the time of such finding, is the subject of Sanctions, or is in Burma, Myanmar, Cuba, Iran, Libya, North Korea, Sudan or in any other country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise) of Sanctions.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement shall be deemed to be a representation and warranty by the Company or such Guarantor to each Underwriter as to the matters set forth therein.

SECTION 2.                                 Purchase, Sale and Delivery of the Securities.

(a)                                 The Securities.  Each of the Company and the Guarantors agrees to issue and sell to the Underwriters, severally and not jointly, all of the Securities, and, subject to the conditions set forth herein, the Underwriters agree, severally and not jointly, to purchase from the Company and the Guarantors the aggregate principal amount of Securities set forth opposite their names on Schedule A, at a purchase price of 99.274% of the principal amount thereof payable on the Closing Date, in each case, on the basis of the representations, warranties and agreements herein contained, and upon the terms, herein set forth.

(b)                                 The Closing Date.  Delivery of certificates for the Securities in definitive form to be purchased by the Underwriters and payment therefor shall be made at the offices of Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005 (or such other place as may be agreed to by the Company and the Representatives) at 9:00 a.m. New York City time, on June 1, 2016, or such other time and date as the Representatives shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).

(c)                                  Public Offering of the Notes.  The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Disclosure Package, their respective portions of the Notes as soon after this Agreement has been executed by the Representatives, in their sole judgment, have determined is advisable and practicable.

(d)                                 Delivery of the Securities.  The Company shall deliver, or cause to be delivered, to the Representatives for the accounts of the several Underwriters certificates for the Notes at the Closing Date against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Agreement, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the Representatives may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(e)                                  Delivery of Prospectus to the Underwriters.  Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representatives shall reasonably request.

SECTION 3.                                 Additional Covenants.  Each of the Company and the Guarantors further covenants and agrees with each Underwriter as follows:

(a)                                 Representatives’ Review of Proposed Amendments and Supplements.  During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Disclosure Package or the Prospectus, the Company shall furnish to the Representatives for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(b)                                 Securities Act Compliance.  After the date of this Agreement and during the Prospectus Delivery Period, the Company shall promptly advise the Representatives, (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the most recent Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order or notice preventing or suspending the use of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, or of any receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or of the threatening or initiation of any proceedings for any of such purposes (including any notice or order pursuant to Section 8A or Rule 401(g)(2) of the Securities Act) or if the Company ceases to be eligible to use the automatic shelf registration statement form.  If the Commission shall enter any such stop order or issue any such notice at any time, the Company will use commercially reasonable efforts to obtain the lifting or reversal of such order or notice as soon as practicable, or, subject to Section 4(a), will file an amendment to the Registration Statement or will file a new registration statement and use its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.  Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will use commercially reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c)                                  Exchange Act Compliance.  During the Prospectus Delivery Period, the Parent will file all documents required to be filed with the Commission and the New York Stock Exchange (“NYSE”) pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d)                                 Final Term Sheet.  The Company will prepare a final term sheet in a form approved by the Representatives, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”).

(e)                                  Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Notes that constitutes or would constitute an Issuer Free Writing Prospectus or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives hereto shall not be unreasonably withheld and will be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule C hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, or (b) contains only (1) information describing the preliminary terms of the Securities or their offering, (2) information that describes the final terms of the Securities or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(d) or (3) information permitted under Rule 134 under the Securities Act; provided that each Underwriter severally covenants with the Company not to take any action without the Company’s consent which consent shall be confirmed in writing that would result in the Company being required to file with the Commission under Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

(f)                                   Amendments and Supplements to the Registration Statement, the Disclosure Package and Prospectus and Other Securities Act Matters.  If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances existing when such Disclosure Package is delivered to a purchaser, not misleading the Company agrees to (i) notify the Representatives of any such event or condition and (ii) promptly prepare (subject to Section 3(a) and 3(e) hereof), file with the Commission (and use its reasonable best efforts to have any amendment to the

Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made or existing when such Disclosure Package is delivered to a purchaser, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(g)                                  Copies of the Registration Statement, the Prospectus and any Amendments and Supplements to the Prospectus.  The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto and the Disclosure Package (including any documents incorporated or deemed incorporated by reference therein) as the Representatives may reasonably request

(h)                                 Blue Sky Compliance.  Each of the Company and the Guarantors shall cooperate with the Representatives and counsel for the Underwriters to qualify or register (or to obtain exemptions from qualifying or registering) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the provinces of Canada or any other jurisdictions designated by the Representatives, and shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required to complete the distribution of the Securities by the Underwriters.  None of the Company or any of the Guarantors shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company will advise the Representatives promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, each of the Company and the Guarantors shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(i)                                     Use of Proceeds.  The Company shall apply the net proceeds from the sale of the Securities sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package.

(j)                                    The Depositary.  The Company will cooperate with the Underwriters and use its reasonable best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(k)                                 Agreement Not To Offer or Sell Additional Securities.  During the period following the date hereof and ending on the Closing Date, neither the Parent nor the Company will, without the prior written consent of the Representatives (which consent may be withheld at the sole discretion of the Representatives), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1 under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor or securities exchangeable for or convertible into debt securities of the Company or any Guarantor (other than as contemplated by this Agreement).

(l)                                     Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) of the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act.

(m)                             Compliance with Sarbanes-Oxley Act.  During the Prospectus Delivery Period, the Parent and the Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its reasonable best efforts to cause the Parent’s and the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(n)                                 No Manipulation of Price.  The Company will not take, directly or indirectly, any action designed to cause or result in, or that might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(o)                                 Investment Limitation.  The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Notes in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(q)                                 Future Reports to the Underwriters.  At any time when the Parent is not subject to Section 13 or 15 of the Exchange Act and any Securities remain outstanding, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters:  (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; and (ii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities), if, in each case, such documents are not filed with the Commission within the time periods specified by the Commission’s rules and regulations under Section 13 or 15 of the Exchange Act.

The Representatives on behalf of the several Underwriters, may, in their sole discretion, waive in writing the performance by the Company or any Guarantor of any one or more of the foregoing covenants or extend the deadline for performance of any covenant required to be performed by a certain time.

SECTION 4.                                 Payment of Expenses.  Each of the Company and the Guarantors agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), but not including the fees and disbursements of counsel to the Underwriters (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, and the Transaction Documents, but not including the fees and disbursements of counsel to the Underwriters, (v) all filing fees, attorneys’ fees and expenses incurred by the Company, the Guarantors or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of the several states of the United States, the  provinces of Canada or other jurisdictions designated by the Underwriters (including, without limitation, the cost of preparing, printing and mailing preliminary and final blue sky or legal investment memoranda) and any related supplements to the Disclosure Package or the Prospectus, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) any fees payable in connection with the rating of the Securities with the ratings agencies, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Underwriters in connection with the review by FINRA, if any, of the terms of the sale of the Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by the Depositary for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective other obligations under this Agreement and (x) all expenses incident to the “road show” for the offering of the Securities.  Except as provided in this Section 4 and Sections 6, 7, 8 and 9 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.                                 Conditions of the Obligations of the Underwriters.  The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)                                 Accountants’ Comfort Letter.  On the date hereof, the Underwriters shall have received from each of (i) PricewaterhouseCoopers LLP and (ii) Ernst & Young LLP, a “comfort letter” dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, covering the financial information included and incorporated by reference in the Disclosure Package and other customary matters.  In addition, on the Closing Date, the Underwriters shall have received from Ernst & Young LLP, a “bring-down comfort letter” dated the Closing Date addressed to the Underwriters, in form reasonably satisfactory to the Underwriters, covering the financial information included and incorporated by reference in the Prospectus and other customary matters.

(b)                                 No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities (including, without limitation, no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect); and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(c)                                  No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)                  in the judgment of the Representatives there shall not have occurred any Material Adverse Change; and

(ii)               there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or any public announcement of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Parent, the Company or any of their subsidiaries or any of their debt securities or indebtedness by any “nationally recognized statistical rating organization” registered under Section 15E of the Exchange Act.

(d)                                 Opinion of Counsel for the Company.  On the Closing Date the Underwriters shall have received the opinion of Kaye Scholer LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached as Exhibit A.

(e)                                  Opinion of Counsel for the Underwriters.  On the Closing Date the Underwriters shall have received the opinion of Cahill Gordon & Reindel LLP, counsel for the Underwriters, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Underwriters.

(f)                                   Officers’ Certificate.  On the Closing Date the Underwriters shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Parent and the principal financial officer or principal accounting officer of the Parent, dated as of the Closing Date, to the effect set forth in Section 5(c)(ii) hereof, and further to the effect that, to the best of their knowledge after reasonable investigation:

(i)                  for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)               the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 hereof were true and correct as of the date hereof and are true and correct as of the Closing Date with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)            the Company and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date.

(g)                                  Indenture.  The Company and the Guarantors shall have executed and delivered the Indenture and the Underwriters shall have received executed counterparts thereof.

(h)                                 Additional Documents.  On or before the Closing Date, the Underwriters and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 6.                                 Reimbursement of Underwriters’ Expenses.  If this Agreement is terminated by the Representatives because any of the conditions in Section 5 are not satisfied or pursuant to clause (i) or (v) of Section 9 hereof, including if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters, severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters in connection with the proposed purchase and the offering and sale of the Securities, including, without limitation, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                                 Indemnification.

(a)                                 Indemnification of the Underwriters.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any

Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, affiliate, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (with respect to any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus, in the light of the circumstances in which they were made) not misleading, and to reimburse each Underwriter and each such affiliate, director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such affiliate, director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to an Underwriter, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company and the Guarantors may otherwise have.

(b)                                 Indemnification of the Company and the Guarantors.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor, each of their respective directors, officers, employees and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, any Guarantor or any such director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein (with respect to any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and to reimburse the Company, any Guarantor and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, any Guarantor or such director, officer, employees or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Underwriters through the Representatives have furnished to the Company expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are (i) each Underwriter’s name, as set forth on the cover page, the back cover page and in the “Underwriting” section and (ii) the statements set forth in the first sentence of the fifth paragraph and the third sentence of the seventh paragraph within the “Underwriting” section in the Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)                                  Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; provided that the failure to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 or Section 8 except to the extent that it has been materially prejudiced by such failure (through the forfeiture of substantive rights and defenses) and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 7 and Section 8.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence, which shall be selected by the Representatives (in the case of counsel representing the Underwriters or other related persons), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel (in each jurisdiction)).

(d)                                 Settlements.  The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which will not be unreasonably withheld, but if settled with such consent, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include any statements as to or any findings of fault, culpability or failure to act by or on behalf of any indemnified party.

SECTION 8.                                 Contribution.  If the indemnification provided for in Section 7 hereof is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters bear to the aggregate initial offering price of the Securities.  The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7 hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7 hereof with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 8; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 7 hereof for purposes of indemnification.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it were resold exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective commitments as set forth opposite their names in Schedule A.  For purposes of this Section 8, each director, officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director, officer and employee of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors.

SECTION 9.                                 Termination of this Agreement.  Prior to the Closing Date, this Agreement may be terminated by the Representatives by notice given to the Company if at any time:  (i) trading or quotation in any of the Parent’s securities shall have been suspended or materially limited by the Commission or by the NYSE, (ii) trading in securities generally on either the Nasdaq Stock Market or the NYSE shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on any of such quotation system or stock exchange by the Commission or FINRA; (iii) a general banking moratorium shall have been declared by federal or New York authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives is material and adverse and makes it impracticable or inadvisable to proceed with the offering sale or delivery of the Securities in the manner and on the terms described in the Disclosure Package or the Prospectus or to enforce contracts for the sale of Securities; or (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change.  Any termination pursuant to this Section 9 shall be without liability on the part of (1) the Company or any Guarantor to any Underwriter, except that in the event of a termination pursuant to clause (i) or

(v) above, the Company and the Guarantors shall be obligated to reimburse the expenses of the Underwriters pursuant to Sections 4 and 6 hereof, (2) any Underwriter to the Company, or (3) any party hereto to any other party, except that the provisions of Sections 7 and 8 hereof shall at all times be effective and shall survive such termination.

SECTION 10.         Representations and Indemnities to Survive Delivery.  The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors, their respective officers and the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company, any Guarantor or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder.

SECTION 11.         Notices.  All communications hereunder shall be in writing and shall be mailed, hand delivered, couriered or facsimiled and confirmed to the parties hereto as follows:

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
50 Rockefeller Plaza
NY1-050-12-02
New York, New York 10020
Facsimile:	(646) 855-5958
Attention:	High Grade Transaction Management/Legal

and

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Facsimile:	(646) 291-1469
Attention:	General Counsel

and

Morgan Stanley & Co. LLC
1585 Broadway
New York, New York 10036
Facsimile:	(212) 507-8999
Attention:	Investment Banking Division

with a copy to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Facsimile: (212) 269-5420
Attention:	James J. Clark
Brian Kelleher

If to the Company or the Guarantors:

Spirit AeroSystems, Inc.
3801 South Oliver
Wichita, KS 67210
Facsimile:	(316) 529-4539
Attention:	SVP General Counsel

With a copy to:

Kaye Scholer LLP
250 West 55th Street
New York, New York 10019-9710
Facsimile:	(212) 836-8689
Attention:	Mark S. Kingsley
Christopher Peterson

Any party hereto may change the address or facsimile number for receipt of communications by giving written notice to the others.

SECTION 12.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of the indemnified parties referred to in Sections 7 and 8 hereof, and in each case their respective successors, and no other person will have any right or obligation hereunder.

SECTION 13.         Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

SECTION 14.         Partial Unenforceability.  The invalidity or unenforceability of any section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph or provision hereof.  If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 15.         Governing Law Provisions.  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

SECTION 16.         Default of One or More of the Several Underwriters.  If any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Securities set forth opposite their respective names on Schedule A bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Underwriters with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date.  If any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except (i) as provided in the immediately succeeding paragraph and (ii) that the provisions of Sections 4, 6, 7 and 8 hereof shall at all times be effective and shall survive such termination.  In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer Free Writing Prospectus, any Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 16.  Nothing in this Section 16, and no action taken under this Section 16, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 17.         No Advisory or Fiduciary Responsibility.  Each of the Company and the Guarantors acknowledges and agrees that:  (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Underwriters, on the other hand, and the Company and the Guarantors are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Guarantors or their respective affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Guarantors with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Guarantors on other matters) or any other obligation to the Company and the Guarantors except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Guarantors and that the several Underwriters have no obligation to disclose any of such interests by virtue of any fiduciary or advisory relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Guarantors have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

The Company and the Guarantors hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Guarantors may have against the several Underwriters with respect to any breach or alleged breach of fiduciary duty.

SECTION 18.         General Provisions.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

SPIRIT AEROSYSTEMS, INC.

By:	/s/ Sanjay Kapoor
	Name:	Sanjay Kapoor
	Title:	Senior Vice President & Chief
Financial Officer

SPIRIT AEROSYSTEMS HOLDINGS, INC.
as Parent and Guarantor

By:	/s/ Sanjay Kapoor
	Name:	Sanjay Kapoor
	Title:	Senior Vice President & Chief
Financial Officer

SPIRIT AEROSYSTEMS FINANCE, INC.
as Guarantor

By:		/s/ Mark Suchinski
Name:		Mark Suchinski
Title:		President

SPIRIT AEROSYSTEMS INTERNATIONAL
HOLDINGS, INC.
as Guarantor

By:		/s/ Mark Suchinski
Name:		Mark Suchinski
Title:		President

[Signature Page to the Underwriting Agreement]

SPIRIT AEROSYSTEMS INVESTCO, LLC
as Guarantor

By:	/s/ Mark Suchinski
	Name:	Mark Suchinski
	Title:	Operating Manager

SPIRIT AEROSYSTEMS NORTH CAROLINA, INC.
as Guarantor

By:	/s/ Mark Suchinski
	Name:	Mark Suchinski
	Title:	President

SPIRIT AEROSYSTEMS OPERATIONS INTERNATIONAL, INC.
as Guarantor

By:		/s/ Mark Suchinski
Name:		Mark Suchinski
Title:		President

SPIRIT DEFENSE, INC.
as Guarantor

By:		/s/ Mark Suchinski
Name:		Mark Suchinski
Title:		President

[Signature Page to the Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

CITIGROUP GLOBAL MARKETS INC.

MORGAN STANLEY & CO. LLC

Acting as Representatives of the several

Underwriters named in Schedule A

By:	Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

[Signature Page to Underwriting Agreement]

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Vice President

[Signature Page to Underwriting Agreement]

By:	Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$84,000,000
Citigroup Global Markets Inc.	66,000,000
Morgan Stanley & Co. LLC	66,000,000
Mizuho Securities USA Inc.	24,000,000
RBC Capital Markets, LLC	24,000,000
Scotia Capital (USA) Inc.	24,000,000
Wells Fargo Securities, LLC	6,000,000
Mitsubishi UFJ Securities (USA), Inc.	3,000,000
U.S. Bancorp Investments, Inc.	3,000,000
Total	$300,000,000

SCHEDULE B

Subsidiary Guarantors

Entity Name	Jurisdiction of Incorporation
Spirit AeroSystems Finance, Inc.	Delaware
Spirit AeroSystems International Holdings, Inc.	Delaware
Spirit AeroSystems Investco, LLC	Delaware
Spirit AeroSystems Operations International, Inc.	Delaware
Spirit AeroSystems North Carolina, Inc.	North Carolina
Spirit Defense, Inc.	Delaware

SCHEDULE C

EXHIBIT A